Consent of Independent Registered Public Accounting Firm
The Board of Directors
Horace Mann Life Insurance Company:
We consent to the use of our report dated April 16, 2021, with respect to the statutory financial statements of Horace Mann Life Insurance Company included herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
Chicago, Illinois
February 1, 2022

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Horace Mann Life Insurance Company:
We consent to the use of our report dated April 16, 2021, with respect to the financial statements of net assets of the sub-accounts listed in the Appendix to our report that comprise the Horace Mann Life Insurance Company Separate Account a as of December 31, 2020, incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
Chicago, Illinois
February 1, 2022